Exhibit No. 99

CONTACT:	REGIS CORPORATION:
Mark Fosland – Vice President, Finance
952-806-1707
Alex Forliti – Director, Finance-Investor Relations
952-806-1767

For Immediate Release

REGIS REPORTS FOURTH QUARTER 2009 RESULTS

-Fourth Quarter Operational Earnings of $0.59 per Share-

MINNEAPOLIS, August 20, 2009 — Regis Corporation (NYSE:RGS), the global leader in the $170 billion hair care industry, today reported financial results for its fourth fiscal quarter and fiscal year ended June 30, 2009.  The Company reported a fourth quarter net loss of $0.11 per diluted share.  However, these results include several non-operational items which, on a net overall basis, reduced the reported earnings per diluted share by $0.70.  The largest of these non-operational items relates to a $27.8 million, or $0.65 per diluted share, non-cash write-down of its 30 percent ownership interest in Provalliance, the largest operator and franchisor of hair salons on the European continent.  The Company announced on July 6, 2009 that it may incur a write-down of this investment as a result of the downturn in the European economy.  Absent non-operational items, the Company’s fourth quarter operational earnings were $0.59 per diluted share, up from the $0.55 per diluted share of operational earnings in the comparable period a year ago. A reconciliation of reported earnings to operational earnings is included in today’s press release and a more comprehensive reconciliation is available on the Company’s website at www.regiscorp.com.

On July 6, 2009, the Company reported fourth quarter consolidated total same-store sales declined 4.0 percent.  In addition, the Company reported that revenues for the fourth quarter ended June 30, 2009 decreased 2.5 percent to $625 million compared to $641 million in the fourth quarter of fiscal 2008.

“Our fourth quarter operational earnings were better than expected, primarily due to disciplined expense control,” commented Paul D. Finkelstein, Chairman and Chief Executive Officer.  “As a result of the difficult economy, we continue to see a frugal customer whose visitation patterns have lengthened.  Accordingly, this was the first time in the Company’s 87-year history that we ended the year with negative same-store sales.  We are highly confident that customer visitation will eventually anniversary and normalize due to the predictable, replenishment nature of our business.  We are strategically well- positioned with 85 percent of our salon portfolio, including Supercuts and SmartStyle, offering value-based, affordable hair care services.”

Mr. Finkelstein continued, “I am extremely pleased with our focus and execution during these difficult economic times.  Operationally, we have been very successful in increasing our average ticket and improving gross margins.  In addition, we exceeded our debt reduction goal.  In the last nine months of fiscal 2009, total debt was reduced by $173 million from $807 million to $634 million.  Our debt reduction was the result of reducing overhead expenses, efficiently managing working capital and international cash balances, and reducing our capital expenditures for new stores and acquisitions.”

Mr. Finkelstein concluded by commenting on fiscal 2010 and the recent equity and convertible offerings.  “Our view on fiscal 2010 has not changed.  We still see same-store sales in a range of negative 3.0 percent to positive 1.0 percent and we expect same-store sales to improve throughout the fiscal year, with the first quarter being the most challenging.  In July, we took a significant step in strengthening our balance sheet when we raised $336 million with the successful completion of a 13.2 million share common stock offering and a $172.5 million convertible senior notes offering.  The net proceeds from these offerings were used to pay down debt.  Concurrently, we also were able to successfully modify our existing debt covenants.  These transactions effectively re-equitized our balance sheet, improved our leverage ratios and significantly reduced the risk associated with our debt covenants.”

In connection with the modification of debt covenants and the pre-payment of debt, the Company will report in the first quarter of fiscal 2010, a pre-tax charge of approximately $18 million for make-whole premiums and other fees.  In addition, the Company also expects to record lease termination and professional fees of approximately $3.4 million, on a pre-tax basis, related to the Company’s previously announced plan to close up to 80 underperforming locations in the United Kingdom.

Regis Corporation will host a conference call discussing fourth quarter results today, August 20, 2009 at 10 a.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 877-941-1848. A replay of the call will be available later that day. The replay phone number is 800-406-7325, access code 4119600#.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of June 30, 2009, the Company owned, franchised or held ownership interests in over 12,900 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia. Regis also maintains a 49 percent ownership interest in Intelligent Nutrients, a business that provides a wide variety of certified organic products for health and beauty.  For additional information about the company, including a reconciliation of non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:
http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions, and in particular, continued weakness in the U.S. and global economies; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with the financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; the ability of the Company to consummate the planned closure of salons and the related realization of the anticipated costs, benefits and time frame; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
as of June 30, 2009 and 2008
(In thousands, except per share data)

	June 30,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$42,538	$127,627
Receivables, net	44,935	37,824
Inventories	158,570	212,468
Deferred income taxes	22,086	15,954
Income tax receivable	47,164	12,512
Other current assets	37,693	38,766
Total current assets	352,986	445,151

Property and equipment, net	391,538	481,851
Goodwill	764,422	870,993
Other intangibles, net	126,961	144,291
Investment in and loans to affiliates	211,400	247,102
Other assets	45,179	46,483

Total assets	$1,892,486	$2,235,871

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$55,454	$230,224
Accounts payable	62,394	69,693
Accrued expenses	156,638	207,605
Total current liabilities	274,486	507,522

Long-term debt and capital lease obligations	578,853	534,523
Other noncurrent liabilities	236,287	217,640
Total liabilities	1,089,626	1,259,685

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 43,881,364 and 43,070,927 common shares at June 30, 2009 and 2008, respectively	2,194	2,153
Additional paid-in capital	151,394	143,265
Accumulated other comprehensive income	50,477	101,973
Retained earnings	598,795	728,795

Total shareholders’ equity	802,860	976,186

Total liabilities and shareholders’ equity	$1,892,486	$2,235,871

-more-

REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	(Unaudited) Three Months Ended June 30,		Year Ended June 30,
	2009	2008	2009	2008
Revenues:
Service	$466,544	$491,731	$1,833,958	$1,862,490
Product	128,438	137,703	523,968	551,286
Product sold to Premier (1)	19,641	—	32,237	—
Royalties and fees	10,123	11,104	39,624	67,615
	624,746	640,538	2,429,787	2,481,391
Operating expenses:
Cost of service	261,339	278,799	1,044,719	1,062,559
Cost of product	58,483	65,683	250,801	264,391
Cost of product sold to Premier (1)	19,641	—	32,237	—
Site operating expenses	44,570	43,853	190,456	184,769
General and administrative	71,774	77,422	291,661	321,563
Rent	87,946	95,374	347,792	361,476
Depreciation and amortization	33,484	29,798	115,655	113,293
Goodwill impairment	—	—	41,661	—
Lease termination costs	2,896	—	5,732	—
Total operating expenses	580,133	590,929	2,320,714	2,308,051

Operating income	44,613	49,609	109,073	173,340

Other income (expense):
Interest expense	(8,986)	(10,784)	(39,768)	(44,279)
Interest income and other, net	2,948	2,099	9,461	8,173
Income from continuing operations before income taxes and equity in (loss) income of affiliated companies	38,575	40,924	78,766	137,234
Income taxes	(12,942)	(16,501)	(41,950)	(54,182)
Equity in (loss) income of affiliated companies, net of income taxes	(29,988)	159	(29,846)	849
(Loss) income from continuing operations	$(4,355)	$24,582	$6,970	$83,901

(Loss) income from discontinued operations, net of tax	(199)	(1,501)	(131,436)	1,303

Net (loss) income	$(4,554)	$23,081	$(124,466)	$85,204

Net income per share:
Basic:
(Loss) income from continuing operations	$(0.10)	$0.58	$0.16	$1.94
(Loss) income from discontinued operations, net of tax	(0.00)	(0.04)	(3.06)	0.03
Net (loss) income per share, basic (2)	$(0.11)	$0.54	$(2.90)	$1.97
Diluted:
(Loss) income from continuing operations	$(0.10)	$0.57	$0.16	$1.92
(Loss) income from discontinued operations, net of tax	(0.00)	(0.03)	(3.05)	0.03
Net (loss) income per share, diluted (2)	$(0.11)	$0.54	$(2.89)	$1.95

Weighted average common and common equivalent shares outstanding:
Basic	43,000	42,709	42,897	43,157
Diluted	43,000	43,073	43,026	43,587

Cash dividends declared per common share	$0.04	$0.04	$0.16	$0.16

(1) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation will supply product to Premier at cost for a transition period of approximately six months following the date of the sale, with possible extension to not more than eleven months.

(2) Total is a recalculation; line items calculated individually may not sum to total.

-more-

REGIS CORPORATION (NYSE: RGS)

SELECTED CASH FLOW DATA

(In thousands)

	Year Ended June 30,
	2009	2008

Net cash provided by operating activities	$188,064	$222,383
Net cash used in investing activities	(115,511)	(266,029)
Net cash used in financing activities	(148,307)	(11,004)
Effect of exchange rate changes on cash and cash equivalents	(9,335)	(2,508)
Decrease in cash and cash equivalents	(85,089)	(57,158)
Cash and cash equivalents:
Beginning of year	127,627	184,785
End of year	$42,538	$127,627

-more-

REGIS CORPORATION (NYSE: RGS)

Salon / School / Hair Restoration Center Counts and Revenues

SYSTEM-WIDE LOCATIONS:	June 30, 2009	June 30, 2008

Company-owned salons	7,981	8,582
Franchise salons	2,045	2,163
Company-owned hair restoration centers	62	57
Franchise hair restoration centers	33	35
Ownership interest locations	2,804	2,714
Total, system-wide	12,925	13,551

SALON LOCATION SUMMARY

NORTH AMERICAN SALONS:	June 30, 2009	June 30, 2008
REGIS SALONS
Open at beginning of period	1,078	1,099
Salons constructed	20	14
Acquired	23	4
Less relocations	(14)	(11)
Salon openings	29	7
Conversions	—	1
Salons closed	(36)	(29)
Total, Regis Salons	1,071	1,078

MASTERCUTS
Open at beginning of period	615	629
Salons constructed	14	7
Acquired	—	—
Less relocations	(10)	(6)
Salon openings	4	1
Conversions	—	—
Salons closed	(17)	(15)
Total, MasterCuts Salons	602	615

TRADE SECRET (4)
Company-owned salons:
Open at beginning of period	674	613
Salons constructed	10	16
Acquired	—	65
Franchise buybacks	—	5
Less relocations	(4)	(11)
Salon openings	6	75
Conversions	—	5
Salons sold	(655)	—
Salons closed	(25)	(19)
Total company-owned salons	—	674

- more -

	June 30, 2009	June 30, 2008

Franchise salons:
Open at beginning of period	106	19
Salons constructed	1	2
Acquired	—	93
Less relocations	—	(1)
Salon openings	1	94
Franchise buybacks	—	(5)
Divisional reclassification (4)	(43)	—
Salons sold	(57)	—
Salons closed	(7)	(2)
Total franchise salons	—	106

Total, Trade Secret Salons	—	780

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	2,212	2,000
Salons constructed	71	207
Acquired	—	—
Franchise buybacks	24	12
Less relocations	(2)	(3)
Salon openings	93	216
Conversions	—	—
Salons closed	(5)	(4)
Total company-owned salons	2,300	2,212

Franchise salons:
Open at beginning of period	146	151
Salons constructed	1	7
Acquired	—	—
Less relocations	—	—
Salon openings	1	7
Conversions	—	—
Franchise buybacks	(24)	(12)
Salons closed	(1)	—
Total franchise salons	122	146

Total, SmartStyle/Cost Cutters in Wal-Mart Salons	2,422	2,358

SUPERCUTS
Company-owned salons:
Open at beginning of period	1,132	1,094
Salons constructed	27	33
Acquired	—	3
Franchise buybacks	6	38
Less relocations	(2)	(6)
Salon openings	31	68
Conversions	(2)	—
Salons closed	(47)	(30)
Total company-owned salons	1,114	1,132

- more -

	June 30, 2009	June 30, 2008
Franchise salons:
Open at beginning of period	997	990
Salons constructed	51	71
Acquired (2)	—	—
Less relocations	(7)	(6)
Salon openings	44	65
Conversions	1	—
Franchise buybacks	(6)	(38)
Salons closed	(14)	(20)
Total franchise salons	1,022	997

Total, Supercuts Salons	2,136	2,129

PROMENADE
Company-owned salons:
Open at beginning of period	2,399	2,223
Salons constructed	36	33
Acquired	71	135
Franchise buybacks	53	95
Less relocations	(16)	(8)
Salon openings	144	255
Conversions	1	(5)
Salons closed	(94)	(74)
Total company-owned salons	2,450	2,399

Franchise salons:
Open at beginning of period	914	1,008
Salons constructed	40	49
Acquired	—	—
Less relocations	(7)	(5)
Salon openings	33	44
Conversions	—	—
Divisional reclassification (4)	43	—
Franchise buybacks	(53)	(95)
Salons closed	(36)	(43)
Total franchise salons	901	914

Total, Promenade	3,351	3,313

INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	472	481
Salons constructed	4	15
Acquired	—	25
Franchise buybacks	—	—
Less relocations	(1)	(1)
Salon openings	3	39
Conversions	—	1
Affiliate joint ventures (3)	—	(40)
Salons closed	(31)	(9)
Total company-owned salons	444	472

- more -

	June 30, 2009	June 30, 2008
Franchise salons:
Open at beginning of period	—	1,574
Salons constructed	—	50
Acquired (2)	—	—
Less relocations	—	—
Salon openings	—	50
Conversions	—	3
Franchise buybacks	—	—
Affiliate joint ventures (3)	—	(1,587)
Salons closed	—	(40)
Total franchise salons	—	—

Total, International Salons	444	472

TOTAL SYSTEM-WIDE SALONS:
Company-owned salons:
Open at beginning of period	8,582	8,139
Salons constructed	182	325
Acquired	94	232
Franchise buybacks	83	150
Less relocations	(49)	(46)
Salon openings	310	661
Conversions	(1)	2
Affiliate joint ventures (3)	—	(40)
Salons sold	(655)	—
Salons closed	(255)	(180)
Total company-owned salons	7,981	8,582

Franchise salons:
Open at beginning of period	2,163	3,742
Salons constructed	93	179
Acquired (2)	—	93
Less relocations	(14)	(12)
Salon openings	79	260
Conversions	1	3
Franchise buybacks	(83)	(150)
Affiliate joint ventures (3)	—	(1,587)
Salons sold	(57)	—
Salons closed	(58)	(105)
Total franchise salons	2,045	2,163

Total Salons	10,026	10,745

HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	57	49
Salons constructed	8	3
Acquired	—	—
Franchise buybacks	2	6
Less relocations	(5)	(1)
Salon openings	5	8
Conversions	—	—
Sites closed	—	—
Total company-owned hair restoration centers	62	57

- more -

	June 30, 2009	June 30, 2008
Franchise hair restoration centers:
Open at beginning of period	35	41
Salons constructed	—	2
Acquired	—	—
Less relocations	—	(2)
Salon openings	—	—
Franchise buybacks	(2)	(6)
Sites closed	—	—
Total franchise hair restoration centers	33	35

Total Hair Restoration Centers	95	92

Ownership interest locations	2,804	2,714

Grand Total, System-wide	12,925	13,551

(1)  Canadian and Puerto Rican salons are included in the Regis Salons, MasterCuts, Supercuts, and Promenade concepts and not included in the International salon totals.

(2)  Represents primarily the acquisition of franchise networks.

(3)  Represents European operating subsidiaries contributed to Franck Provost Salon Group.

(4)  On February 16, 2009, the Company announced the completion of the sale of its Trade Secret retail product division to Premier Salons Beauty, Inc.  As a result of this transaction, the Company reports the Trade Secret operations as discontinued operations for all periods presented.  Forty-three franchise salons were not included in the sale of Trade Secret to Premier Salons Beauty, Inc. and are not reported as discontinued operations. These franchise salons are now included in Promenade.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

- more -

REVENUES BY CONCEPT:

	For the Periods Ended June 30,
	Three Months		Twelve Months
(Dollars in thousands)	2009	2008	2009	2008
North American salons:
Regis	$114,198	$127,379	$474,964	$514,219
MasterCuts	41,587	43,752	170,338	175,974
SmartStyle	134,729	132,590	529,782	507,349
Supercuts (1)	80,537	79,964	310,913	305,104
Promenade (1)(6)	171,745	157,362	631,701	581,542
Other (2)	—	—	—	5,558
Total North American salons (5)	542,796	541,047	2,117,698	2,089,746

International salons (1)(3)	45,975	63,753	171,569	256,063
Hair restoration centers (1)	35,975	35,738	140,520	135,582
Consolidated revenues	$624,746	$640,538	$2,429,787	$2,481,391

Percent change from prior year	(2.5)%	3.6%	(2.1)%	4.6%

Same-store sales (decrease) increase (4)	(4.0)%	1.7%	(3.1)%	1.5%

(1) Includes aggregate franchise royalties and fees of $10.1 and $11.1 million for the three months ended June 30, 2009 and 2008, respectively, and $39.6 and $67.6 million for the twelve months ended June 30 2009 and 2008, respectively.  North American salon franchise royalties and fees represented 93.8 and 91.2 percent of total franchise revenues in the three months ended June 30, 2009 and 2008, respectively, and 93.7 and 58.6 percent of total franchise revenues in the twelve months ended June 30, 2009 and 2008, respectively.

(2) On August 1, 2007, the Company contributed 51 of its accredited cosmetology schools to Empire Education Group, Inc.  Accordingly, revenue growth was negatively impacted as a result of the deconsolidation. For the twelve months ended June 30, 2008, the results of operations for the month ended July 31, 2007 for the accredited cosmetology schools are reported in the North American salons segment. The Company retained ownership of its one North America and four United Kingdom Sassoon schools. Subsequent to August 1, 2007 results of operations for the Sassoon schools are included in the respective North American and international salon segments.

(3) On January 31, 2008, the Company deconsolidated the results of operations of its European franchise salon operations. Accordingly, revenue growth was negatively impacted as a result of the deconsolidation.

(4) Salon same-store sales increases or decreases are calculated on a daily basis as the total change in sales for company-owned salons which were open on a specific day of the week during the current period and the corresponding prior period.  Quarterly and year-to-date salon same-store sales increases are the sum of the same-store sales increases computed on a daily basis.  Relocated salons are included in same-store sales as they are considered to have been open in the prior period.  International same-store sales are calculated in local currencies so that foreign currency fluctuations do not impact the calculation.  Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in salon revenues attributable to its organic growth (new salon construction and same-store sales growth) versus growth from acquisitions.

(5) Beginning with the period ended December 31, 2008, the operations of the Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation. All comparable periods reflect Trade Secret as a discontinued operation.

(6) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation will supply product to Premier at cost for a transition period of approximately six months following the date of the sale, with possible extension to not more than eleven months.  For the three and twelve months ended June 30, 2009, the Company generated revenue of $19.6 and $32.2 million, respectively, in product sold to Premier, which represented 3.1 and 1.3 percent of consolidated revenues, respectively.

- more -

FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon, school and hair restoration businesses is shown in the following tables.

	For the Three Months Ended June 30, 2009(1)(3)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$416,503	$33,584	$16,457	$—	$466,544
Product	97,156	12,391	18,891	—	128,438
Product sold to Premier (2)	19,641	—	—	—	19,641
Royalties and fees	9,496	—	627	—	10,123
	542,796	45,975	35,975	—	624,746
Operating expenses:
Cost of service	234,908	17,424	9,007	—	261,339
Cost of product	47,560	5,526	5,397	—	58,483
Cost of product sold to Premier (2)	19,641	—	—	—	19,641
Site operating expenses	40,106	3,218	1,246	—	44,570
General and administrative	27,728	4,224	8,245	31,577	71,774
Rent	72,465	12,619	2,295	567	87,946
Depreciation and amortization	17,988	7,698	2,950	4,848	33,484
Goodwill impairment	—	—	—	—	—
Lease termination costs	2,154	742	—	—	2,896
Total operating expenses	462,550	51,451	29,140	36,992	580,133

Operating income (loss)	80,246	(5,476)	6,835	(36,992)	44,613

Other income (expense):
Interest expense	—	—	—	(8,986)	(8,986)
Interest income and other, net	—	—	—	2,948	2,948
Income (loss) from continuing operations before income taxes and equity in (loss) income of affiliated companies	$80,246	$(5,476)	$6,835	$(43,030)	$38,575

(1) Beginning with the period ended December 31, 2008, the operations of the Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation. All comparable periods reflect Trade Secret as a discontinued operation.

(2) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation will supply product to Premier at cost for a transition period of approximately six months following the date of the sale, with possible extension to not more than eleven months.

(3) On January 31, 2008, the Company merged its continental European franchise operations with the Franck Provost Salon Group.

- more -

	For the Three Months Ended June 30, 2008(1)(2)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$428,518	$46,954	$16,259	$—	$491,731
Product	102,402	16,799	18,502	—	137,703
Royalties and fees	10,127	—	977	—	11,104
	541,047	63,753	35,738	—	640,538
Operating expenses:
Cost of service	245,195	24,700	8,904	—	278,799
Cost of product	52,132	8,302	5,249	—	65,683
Site operating expenses	38,605	3,884	1,364	—	43,853
General and administrative	30,922	6,000	8,407	32,093	77,422
Rent	76,195	16,667	2,005	507	95,374
Depreciation and amortization	18,646	3,698	2,613	4,841	29,798
Goodwill impairment	—	—	—	—	—
Lease termination costs	—	—	—	—	—
Total operating expenses	461,695	63,251	28,542	37,441	590,929

Operating income (loss)	79,352	502	7,196	(37,441)	49,609

Other income (expense):
Interest expense	—	—	—	(10,784)	(10,784)
Interest income and other, net	—	—	—	2,099	2,099
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$79,352	$502	$7,196	$(46,126)	$40,924

(1) Beginning with the period ended December 31, 2008, the operations of the Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation. All comparable periods reflect Trade Secret as a discontinued operation.

(2) On January 31, 2008, the Company merged its continental European franchise operations with the Franck Provost Salon Group.

- more -

	For the Twelve Months Ended June 30, 2009(1)(3)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$1,646,239	$122,664	$65,055	$—	$1,833,958
Product	402,103	48,905	72,960	—	523,968
Product sold to Premier (2)	32,237	—	—	—	32,237
Royalties and fees	37,119	—	2,505	—	39,624
	2,117,698	171,569	140,520	—	2,429,787
Operating expenses:
Cost of service	944,782	64,326	35,611	—	1,044,719
Cost of product	203,283	25,855	21,663	—	250,801
Cost of product sold to Premier (2)	32,237	—	—	—	32,237
Site operating expenses	173,457	11,762	5,237	—	190,456
General and administrative	117,673	15,720	33,924	124,344	291,661
Rent	292,253	44,492	8,887	2,160	347,792
Depreciation and amortization	73,395	12,492	11,327	18,441	115,655
Goodwill impairment	—	41,661	—	—	41,661
Lease termination costs	4,990	742	—	—	5,732
Total operating expenses	1,842,070	217,050	116,649	144,945	2,320,714

Operating income (loss)	275,628	(45,481)	23,871	(144,945)	109,073

Other income (expense):
Interest expense	—	—	—	(39,768)	(39,768)
Interest income and other, net	—	—	—	9,461	9,461
Income (loss) from continuing operations before income taxes and equity in income(loss) of affiliated companies	$275,628	$(45,481)	$23,871	$(175,252)	$78,766

(1) Beginning with the period ended December 31, 2008, the operations of the Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation. All comparable periods reflect Trade Secret as a discontinued operation.

(2) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation will supply product to Premier at cost for a transition period of approximately six months following the date of the sale, with possible extension to not more than eleven months.

(3) On January 31, 2008, the Company merged its continental European franchise operations with the Franck Provost Salon Group.

- more -

	For the Twelve Months Ended June 30, 2008(1)(2)(3)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$1,635,238	$165,379	$61,873	$—	$1,862,490
Product	414,909	67,078	69,299	—	551,286
Royalties and fees	39,599	23,606	4,410	—	67,615
	2,089,746	256,063	135,582	—	2,481,391
Operating expenses:
Cost of service	939,242	89,617	33,700	—	1,062,559
Cost of product	208,705	35,702	19,984	—	264,391
Site operating expenses	165,185	14,410	5,174	—	184,769
General and administrative	121,345	37,143	30,941	132,134	321,563
Rent	295,659	56,571	7,313	1,933	361,476
Depreciation and amortization	73,755	10,969	10,289	18,280	113,293
Goodwill impairment	—	—	—	—	—
Lease termination costs	—	—	—	—	—
Total operating expenses	1,803,891	244,412	107,401	152,347	2,308,051

Operating income (loss)	285,855	11,651	28,181	(152,347)	173,340

Other income (expense):
Interest expense	—	—	—	(44,279)	(44,279)
Interest income and other, net	—	—	—	8,173	8,173
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$285,855	$11,651	$28,181	$(188,453)	$137,234

(1) On August 1, 2007, the Company contributed substantially all of its accredited cosmetology schools to Empire Education Group, Inc.  For the year ended June 30, 2008 the results of operations for the month ended July 31, 2007 are reported in the North American salons segment.  The Company retained ownership of its one North America and four United Kingdom Vidal Sassoon schools. Subsequent to August 1, 2007 results of operations for the Vidal Sassoon schools are included in the respective North American and international salon segments.

(2) Beginning with the period ended December 31, 2008, the operations of the Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation. All comparable periods reflect Trade Secret as a discontinued operation.

(3) On January 31, 2008, the Company merged its continental European franchise operations with the Franck Provost Salon Group.  For the year ended June 30, 2008, the results of operations for the seven months ended January 31, 2008 are reported in the International salon segment.

- more -

REGIS CORPORATION (NYSE: RGS)

NON-GAAP FINANCIAL MEASURES (Unaudited)

The Company’s press release announcing results of operations for the three month period ended June 30, 2009 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•                  The Company reported a fourth quarter loss of $0.11 per diluted share. However, these results included several non-operational items which, on a net overall basis, reduced the reported earnings per diluted share by $0.70.

•                  Absent non-operational items, the Company’s fourth quarter operational earnings were $0.59 per diluted share, up from the $0.55 per diluted share of operational earnings in the comparable period a year ago.

Non-GAAP Diluted Net Income per Share

The table below is provided to assist the reader’s understanding of the three month period ended June 30, 2009.  The Company believes that adjusted net income per diluted share from operations, a non-GAAP financial measure, is a useful basis to compare the Company’s results against, because unusual items during the three month period ended June 30, 2009, impacted the Company’s reported net income (see “Adjustments” in table below).  The presentation below reconciles as reported net income per diluted share (U.S. GAAP amounts) to adjusted net income per diluted share from operations.  The adjusted net income per diluted share information should not be construed as an alternative to reported results under U.S. GAAP.

	Three Months Ended	Three Months Ended
	June 30, 2009	June 30, 2008
	(Dollars)	(Dollars)
Diluted net (loss) income per share, as reported (U.S. GAAP)	$(0.106)	$0.536

Adjustments:
Provalliance impairment (1)	$0.647	$—
Lease termination costs (2)	0.045	—
Fixed asset write-offs (3)	0.045	0.019
Workers’ compensation (4)	(0.050)	(0.045)
Trade Secret discontinued operations (5)	0.005	0.035

Diluted net income per share from operations, adjusted	$0.586	$0.545

(1) The three month period ended June 30, 2009 included a $27.8 million pre-tax non-cash impairment charge related to the Company’s investment in Provalliance.

(2) The three month period ended June 30, 2009 included a $2.9 million pre-tax expense associated with lease termination costs as part of the July 2008 store closing plan of up to 160 underperforming company-owned salons and the June 2009 store closing plan of up to 80 underperforming company-owned salons in the United Kingdom.

(3) The three month periods ended June 30, 2009 and 2008 included $2.9 and $1.4 million, respectively, in pre-tax non-cash fixed asset write-offs associated with the planned store closures of up to 80 and 160 underperforming salons, respectively.

(4) Each of the three month periods ended June 30, 2009 and 2008 included a $3.2 million benefit related to an unplanned adjustment to prior years’ workers’ compensation and insurance claim reserves.

(5) The three month period ended June 30, 2009 included a $0.2 million pre-tax charge primarily related to a write-off of inventory.  The three month period ended June 30, 2008 included a $3.2 million pre-tax non-cash fixed asset write-off associated with the planned Trade Secret store closures, a $0.2 million benefit related to Trade Secret’s portion of the unplanned adjustment to prior years’ workers’ compensation and insurance claim reserves, and a $1.5 million net loss from Trade Secret operations.

- END -